UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2018

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-585-4200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

JSJ Financing

On May 16, 2018, NanoFlex Power Corporation, a Florida corporation (the “Company”) issued to JSJ Investments Inc. (“JSJ”) a convertible promissory note (the “JSJ Note”) in the aggregate principal amount of $61,000.00 for a purchase price of $58,000.00, with a maturity date of May 16, 2019 (the “Maturity Date”). The JSJ Note was funded on May 18, 2018. The interest rate under the JSJ Note is 12% per annum and increases to 18% per annum if an event of default occurs. Under the JSJ Note, JSJ may convert all or a portion of the outstanding principal and accrued interest of the JSJ Note at any time after the 180th day after the issuance date (the “Pre-Payment Date”) into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at a conversion price equal to (i) $0.25 per share until the Pre-Payment Date or (ii) if the conversion is made after the Pre-Payment Date or pursuant to an event of default under the JSJ Note, a price equal to a 42% discount to the lowest trading price during the 20 trading days prior to the date of a notice of conversion. JSJ may not convert the JSJ Note to the extent that such conversion would result in beneficial ownership by JSJ and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

If the Company voluntarily prepays the JSJ Note within 90 days of its issuance, the Company must pay the principal at a cash redemption premium of 135%, in addition to outstanding interest; if such prepayment is made from the 91st day to the 120th day after issuance, then such redemption premium is 140%, in addition to outstanding interest; if such prepayment is made from the 121st day to the Pre-Payment Date, then such redemption premium is 145%, in addition to outstanding interest; and if such prepayment is made after the Pre-Payment Date and before the Maturity Date, then such redemption premium is 150%, in addition to accrued interest and default interest (if any).

One44 Financing

On May 22, 2018, the Company entered into a Securities Purchase Agreement (the “One44 SPA”) with One44 Capital LLC (“One44”) pursuant to which One44 agreed to purchase a convertible redeemable note (the “One44 Note”) in the aggregate principal amount of $170,000.00. On May 22, 2018, the Company issued the One44 Note. The interest rate under the One144 Note is 12% per annum and increases to 24% per annum if an event of default occurs. The One44 Note matures on May 22, 2019.

Under the One44 Note, One44 may convert all or a portion of the outstanding principal of the One44 Note into shares of Common Stock of the Company at a fixed conversion price of $0.25 per share. Starting on the six month anniversary of the date the One44 Note was issued, the conversion price shall be equal to 60% of the lowest trading price of the Common Stock during the 20 prior trading days (including the day upon which a notice of conversion is received). One44 may not convert the One44 Note to the extent that such conversion would result in beneficial ownership by One44 and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

If the Company prepays the One44 Note within 60 days of its issuance, the Company must pay the principal at a cash redemption premium of 120%, in addition to accrued interest; if such prepayment is made from the 61st day to the 120th day after issuance, then such redemption premium is 130%, in addition to accrued interest; and if such prepayment is made from the 121st day to the 180th day after issuance, then such redemption premium is 140%, in addition to accrued interest. After the 180th day following the issuance of the One44 Note, there shall be no further right of pre-payment.

The foregoing summaries of the terms of the JSJ Note, the One44 Note and the One44 SPA are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the JSJ Note, the One44 SPA, the One44 Note and the related agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuances of the JSJ Note and the One44 Note is incorporated herein by reference. The issuances of the JSJ Note and the One44 Note were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note, dated as of May 16, 2018.
4.2	Form of Convertible Redeemable Note, dated as of May 22, 2018.
10.1	Form of Securities Purchase Agreement, dated as of May 22, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018

NanoFlex Power Corporation

By:	/s/ Dean L. Ledger
Name:	Dean L. Ledger
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note, dated as of May 16, 2018.
4.2	Form of Convertible Redeemable Note, dated as of May 22, 2018.
10.1	Form of Securities Purchase Agreement, dated as of May 22, 2018.

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